UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2017

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Insight Enterprises, Inc. (the "Company") today announced that Girish Rishi, Chief Executive Officer of JDA Software, Inc., was elected to the Company’s Board of Directors on December 12, 2017. Mr. Rishi will serve on the Audit and Compensation Committees.

In January 2017, Mr. Rishi was appointed Chief Executive Officer of JDA Software, a software and consulting company, providing supply chain management, manufacturing planning, retail planning, store operations and collaborative category management. Prior to that, he was the Executive Vice President, North America Installation and Services of Tyco International, a securities system company, where he was responsible for the firm’s global retail solutions business and North America building automation business. Previously, from October 2014 to May 2015, Mr. Rishi served as Senior Vice President, Enterprise at Zebra Technologies, a technology company with an extensive portfolio of marking and printing solutions. Prior to joining Zebra, he was Senior Vice President, Enterprise Solutions for Motorola Solutions, Inc., a leading provider of communications solutions. Prior to that, he served in a variety of roles for Motorola Solutions from 2005 to 2013, including Corporate Vice President, Enterprise Mobile Computing. Mr. Rishi also held positions of increasing responsibility at Symbol Technologies, where he eventually led the Europe, Middle East and Africa region. He has been a member of the Digi International, Inc. Board of Directors since June 2013.

Mr. Rishi will receive the same compensation as the other non-employee directors as described under "Director Compensation" in the Company’s definitive proxy statement filed with Securities and Exchange Commission on April 5, 2017. Mr. Rishi and the Company have entered into the Company’s standard director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

Mr. Rishi was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Rishi has no family relationships with any of the Company’s directors or executive officers. Mr. Rishi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on December 12, 2017 announcing the election of Mr. Rishi. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information presented in Item 7.01 on this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered "filed" under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated December 12, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

December 12, 2017	By:	Glynis A. Bryan

Name: Glynis A. Bryan
Title: Chief Financial Officer

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